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                                                                     EXHIBIT 4.6













                          BRIGGS & STRATTON CORPORATION

                   THE GUARANTORS LISTED ON SCHEDULE I HERETO



                 5.00% CONVERTIBLE SENIOR NOTES DUE MAY 15, 2006

                      ------------------------------------

                                    INDENTURE

                            Dated as of May 14, 2001
                      ------------------------------------

                                 Bank One, N.A.

                                     Trustee
                      ------------------------------------


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                                TABLE OF CONTENTS

                                                                                                               Page


                                                               ARTICLE 1.
                                               DEFINITIONS AND INCORPORATION BY REFERENCE

         Section 1.01.  Definitions...............................................................................1
         Section 1.02.  Incorporation by Reference of Trust Indenture
                            Act...................................................................................8
         Section 1.03.  Rules of Construction.....................................................................9

                                                               ARTICLE 2.
                                                                THE NOTES

         Section 2.01.  Form and Dating...........................................................................9
         Section 2.02.  Execution and Authentication.............................................................10
         Section 2.03.  Registrar, Paying Agent and Conversion Agent.............................................11
         Section 2.04.  Paying Agent to Hold Money in Trust......................................................11
         Section 2.05.  Holder Lists.............................................................................12
         Section 2.06.  Transfer and Exchange....................................................................12
         Section 2.07.  Replacement Notes........................................................................22
         Section 2.08.  Outstanding Notes........................................................................22
         Section 2.09.  Treasury Notes...........................................................................22
         Section 2.10.  Temporary Notes..........................................................................23
         Section 2.11.  Cancellation.............................................................................23
         Section 2.12.  Defaulted Interest.......................................................................23

                                                               ARTICLE 3.
                                                        REDEMPTION AND PREPAYMENT

         Section 3.01.  Notice to Trustee........................................................................23
         Section 3.02.  Selection of Notes to Be Redeemed........................................................24
         Section 3.03.  Notice of Redemption.....................................................................24
         Section 3.04.  Effect of Notice of Redemption...........................................................25
         Section 3.05.  Deposit of Redemption Price..............................................................25
         Section 3.06.  Notes Redeemed in Part...................................................................26
         Section 3.07.  Optional Redemption......................................................................26
         Section 3.08.  Mandatory Redemption.....................................................................26

                                                               ARTICLE 4.
                                                                COVENANTS

         Section 4.01.  Payment of Notes.........................................................................26
         Section 4.02.  Maintenance of Office or Agency..........................................................27
         Section 4.03.  Reports..................................................................................27
         Section 4.04.  Compliance Certificate...................................................................28
         Section 4.05.  Taxes....................................................................................28
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
         Section 4.06.  Stay, Extension and Usury Laws...........................................................28
         Section 4.07.  Corporate Existence......................................................................29
         Section 4.08.  Change in Control........................................................................29
         Section 4.09.  Subsidiary Guarantees....................................................................34

                                                                ARTICLE 5.
                                                                SUCCESSORS

         Section 5.01.  Merger, Consolidation, or Sale of Assets.................................................34
         Section 5.02.  Successor Person Substituted.............................................................34

                                                               ARTICLE 6.
                                                          DEFAULTS AND REMEDIES

         Section 6.01.  Events of Default........................................................................35
         Section 6.02.  Acceleration.............................................................................36
         Section 6.03.  Other Remedies...........................................................................37
         Section 6.04.  Waiver of Past Defaults..................................................................37
         Section 6.05.  Control by Majority......................................................................37
         Section 6.06.  Limitation on Suits......................................................................38
         Section 6.07.  Rights of Holders to Receive Payment.....................................................38
         Section 6.08.  Collection Suit by Trustee...............................................................38
         Section 6.09.  Trustee May File Proofs of Claim.........................................................38
         Section 6.10.  Priorities...............................................................................39
         Section 6.11.  Undertaking for Costs....................................................................39

                                                               ARTICLE 7.
                                                                 TRUSTEE

         Section 7.01.  Duties of Trustee........................................................................40
         Section 7.02.  Rights of Trustee........................................................................41
         Section 7.03.  Individual Rights of Trustee.............................................................41
         Section 7.04.  Trustee's Disclaimer.....................................................................42
         Section 7.05.  Notice of Defaults.......................................................................42
         Section 7.06.  Reports by Trustee to Holders............................................................42
         Section 7.07.  Compensation and Indemnity...............................................................42
         Section 7.08.  Replacement of Trustee...................................................................43
         Section 7.09.  Successor Trustee by Merger, etc.........................................................44
         Section 7.10.  Eligibility; Disqualification............................................................44
         Section 7.11.  Preferential Collection of Claims Against Company........................................45

                                                               ARTICLE 8.
                                                LEGAL DEFEASANCE AND COVENANT DEFEASANCE

         Section 8.01.  Option to Effect Legal Defeasance or Covenant
                            Defeasance...........................................................................45
         Section 8.02.  Legal Defeasance and Discharge...........................................................45
         Section 8.03.  Covenant Defeasance......................................................................46
         Section 8.04.  Conditions to Legal or Covenant Defeasance...............................................46


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                                       ii

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
         Section 8.05.  Deposited Money and Government Securities to be Held in Trust;
                         Other Miscellaneous Provisions..........................................................47
         Section 8.06.  Repayment to Company.....................................................................48
         Section 8.07.  Reinstatement............................................................................48

                                                               ARTICLE 9.
                                                    AMENDMENT, SUPPLEMENT AND WAIVER

         Section 9.01.  Without Consent of Holders...............................................................48
         Section 9.02.  With Consent of Holders..................................................................49
         Section 9.03.  Compliance with Trust Indenture Act......................................................50
         Section 9.04.  Revocation and Effect of Consents........................................................50
         Section 9.05.  Notation on or Exchange of Notes.........................................................51
         Section 9.06.  Trustee to Sign Amendments, etc..........................................................51

                                                               ARTICLE 10.
                                                          SUBSIDIARY GUARANTEES

         Section 10.01.  Guarantee...............................................................................51
         Section 10.02.  Limitation on Guarantor Liability.......................................................53
         Section 10.03.  Execution and Delivery of Subsidiary Guarantee..........................................53
         Section 10.04.  Guarantors May Consolidate, etc., on Certain
                            Terms................................................................................53
         Section 10.05.  Release if No Longer a Significant Domestic
                            Subsidiary of the Company............................................................54

                                                               ARTICLE 11.
                                                        SATISFACTION AND DISCHARGE

         Section 11.01.  Satisfaction and Discharge..............................................................55
         Section 11.02.  Application of Trust Money..............................................................56

                                                               ARTICLE 12.
                                                                CONVERSION

         Section 12.01.  Conversion Privilege....................................................................56
         Section 12.02.  Conversion Procedure; Conversion Rate;
                            Fractional Shares....................................................................56
         Section 12.03.  Adjustment of Conversion Rate...........................................................58
         Section 12.04.  Consolidation, Sale of Assets or Merger of the
                            Company..............................................................................62
         Section 12.05.  Notice of Adjustment of Conversion Rate.................................................63
         Section 12.06.  Notice in Certain Events................................................................63
         Section 12.07.  Company To Reserve Stock: Registration; Listing.........................................64
         Section 12.08.  Taxes on Conversion.....................................................................65
         Section 12.09.  Conversion After Record Date............................................................65
         Section 12.10.  Covenant as to Common Stock.............................................................66
         Section 12.11.  Company Determination Final.............................................................66
         Section 12.12.  Rights Issued in Respect of Common Stock Issued Upon
                         Conversion..............................................................................66
         Section 12.13.  Trustee's Disclaimer....................................................................67

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

         Section 12.14.  Cancellation of Converted Notes.........................................................67

                                                                ARTICLE 13.
                                                       MEETINGS OF HOLDERS OF NOTES

         Section 13.01.  Purposes for Which Meetings May Be Called...............................................67
         Section 13.02.  Manner of Calling Meetings..............................................................68
         Section 13.03.  Call of Meeting by the Company or the Holders...........................................68
         Section 13.04.  Who May Attend and Vote at Meetings.....................................................68
         Section 13.05.  Regulations May Be Made by Trustee; Conduct of the Meeting;
                         Voting Rights - Adjournment.............................................................68
         Section 13.06.  Manner of Voting at Meetings and Record to Be Kept......................................69
         Section 13.07.  Exercise of Rights of Trustee and Holders Not to Be Hindered or
                         Delayed.................................................................................69

                                                               ARTICLE 14.
                                                              MISCELLANEOUS

         Section 14.01.  Trust Indenture Act Controls............................................................70
         Section 14.02.  Notices.................................................................................70
         Section 14.03.  Communication by Holders with Other Holders.............................................71
         Section 14.04.  Acts of Holders.........................................................................71
         Section 14.05.  Certificate and Opinion as to Conditions Precedent......................................72
         Section 14.06.  Statements Required in Certificate or Opinion...........................................72
         Section 14.07.  Rules by Trustee and Agents.............................................................73
         Section 14.08.  No Personal Liability of Directors, Officers, Employees and
                         Stockholders............................................................................73
         Section 14.09.  Governing Law...........................................................................73
         Section 14.10.  No Adverse Interpretation of Other Agreements...........................................73
         Section 14.11.  Successors..............................................................................73
         Section 14.12.  Severability............................................................................73
         Section 14.13.  Counterpart Originals...................................................................74
         Section 14.14.  Table of Contents, Headings, etc........................................................74


   EXHIBITS AND SCHEDULES

         Exhibit A    FORM OF NOTE (Global Note and Definitive Note)
         Exhibit B    FORM OF CERTIFICATE OF TRANSFER
         Exhibit C    FORM OF CERTIFICATE OF EXCHANGE
         Exhibit D    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL
                      ACCREDITED INVESTOR.
         Exhibit E    FORM OF NOTE GUARANTEE
         Exhibit F    FORM OF SUPPLEMENTAL INDENTURE
         Exhibit G    FORM OF SURRENDER CERTIFICATE
         SCHEDULE I   SCHEDULE OF GUARANTORS

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         INDENTURE dated as of May 14, 2001 by and among Briggs & Stratton
Corporation, a Wisconsin corporation (the "Company"), the Guarantors listed on
Schedule I hereto, as amended from time to time, and Bank One, N.A., as Trustee.

         The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 5.00% Convertible Senior Notes due May 15, 2006:

                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01      Definitions.

         "Act" has the meaning specified in Section 14.04(a).

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Stock, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Agent" means any Registrar, Paying Agent or Conversion Agent.

         "Agent Members" means members of, or Participants in, the Depositary.

         "Aggregate Cash Distribution Amount" has the meaning specified in
Section 12.03(4).

         "Aggregate Current Market Price" has the meaning specified in Section
12.03(4).

         "Aggregate Tender Distribution Amount" has the meaning specified in
Section 12.03(5).

         "Applicable Procedures" means the applicable procedures of the Depositary.

         "Authentication Order" has the meaning specified in Section 2.02.

         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

         "beneficial owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is



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exercisable only upon the occurrence of a subsequent condition. The terms
"beneficially owns," "beneficially owned" and "beneficial ownership" have a corresponding meaning.

         "Board of Directors" means:

         (1) with respect to a corporation, the board of directors (or duly authorized committee thereof) of the corporation;

         (2) with respect to a partnership, the board of directors or similar governing body of the general partner of the partnership; and

         (3) with respect to any other Person, the board, committee, managers or trustees of such Person serving a similar function.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, warrants, rights, options or other equivalents
(however designated) of capital stock or any other equity interest of such Person, including each class of common stock and preferred stock.

         "Change in Control" shall be deemed to have occurred if at the time, after the original issuance of the Notes, any of the following occurs:

         (1) the acquisition by any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange
              Act as in effect on the date of the original execution of this Indenture) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of Capital Stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of Capital Stock of the Company entitled to vote generally in the election of directors (or persons holding a similar function), other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company; or

         (2) any consolidation of the Company with, or a merger of the Company into, any other Person, any merger of another Person into the Company, or any conveyance, sale, transfer, lease or other disposition of all or substantially all of the assets of the Company to another Person (other than (i) any transaction (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Capital Stock of the Company and (y) pursuant to which the holders of the Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of Capital Stock entitled to vote generally in the election of directors (or persons holding a similar function) of the continuing or surviving




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              entity immediately after such transaction and (ii) any merger which is effected solely to change the jurisdiction of
              incorporation of the Company and results in a reclassification, conversion or exchange of outstanding shares of Common Stock solely into shares of common stock of the surviving entity;

provided, however, that a Change in Control shall not be deemed to have occurred if (I) the Closing Price Per Share of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control or the public announcement of the Change in Control (in the case of a Change in Control under clause (1) above) or the period of 10 consecutive Trading Days ending immediately before the Change in Control (in the case of a Change in Control under clause (2) above) shall equal or exceed 105% of the Conversion Price of the Notes in effect on each such Trading Day or (II) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change in Control under clause (1) or clause (2) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following such merger or consolidation), and as a result of such merger or consolidation, the Notes become convertible solely into such common stock.

         "Closing Price Per Share" means with respect to the Common Stock, for any day, (i) the last reported sale price regular way (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the Nasdaq National Market, or (ii) if the Common Stock is not listed or admitted to trading on any United States securities exchange or quoted on the Nasdaq National Market, the average of the closing bid prices in the over-the-counter market as furnished by any Nasdaq National Market member firm selected from time to time by the Company for that purpose.

         "Common Stock" means the common stock, par value $.01 per share, of the Company authorized at the date of this Indenture. Subject to the provisions of
Section 12.04, shares issuable on conversion or repurchase of Notes shall include only shares of Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof;
provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable upon conversion of Notes shall include shares of all such classes, and the shares of each class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

         "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor entity shall have become such pursuant to the applicable provisions of this Indenture, and thereafter
"Company" shall mean such successor entity.

         "Company Notice" has the meaning specified in Section 4.08(c).




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         "Conversion Agent" means any Person authorized by the Company to convert Notes in accordance with Section 2.03 and Article 12.

         "Conversion Price" means $1,000 divided by the Conversion Rate.

         "Conversion Rate" has the meaning specified in Section 12.02(a).

         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 12.02; provided, however, for the purpose of presentation of Notes for payment, transfer or exchange and maintenance of the registration books, such term shall mean the office at which the Trustee conducts its corporate agency business, or such other address as to which the Trustee may give notice to the Company.

         "Covenant Defeasance" has the meaning specified in Section 8.03.

         "Current Market Price of Common Stock" with respect to the Common
Stock, for any day, shall be calculated by the Company and shall be the average of the daily Closing Price Per Share for the five consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring the calculation; and "ex" date, when used in connection with any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities exchange or securities market without the right to receive such dividend or distribution.

         "Custodian" means any receiver, trustee, assignee, liquidator or similar official under Bankruptcy Law.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Defaulted Interest" has the meaning specified in Section 2.12.

         "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the Global Note Legend or the Schedule of Exchanges of Interests in the Global Note.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

         "Direct Participant" means a participant which may deposit in the Depositary.

         "Distribution Date" means the "Distribution Date" as such term is defined in the Rights Agreement.

         "Domestic Subsidiary" means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia.





                                       4


         "DTC" has the meaning specified in Section 2.03.

         "Exchange Act" means the Securities Act of 1934, as amended.

         "Event of Default" has the meaning specified in Section 6.01.

         "Expiration Time" has the meaning specified in Section 12.03(5).

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "Global Notes" means the Rule 144A Global Notes.

         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

         "Guarantors" means any Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns.

         "Holder" means a holder of any of the Notes.

         "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means securities brokers and dealers, banks and trust companies that clear or maintain a custodial relationship with a Direct Participant, directly or indirectly.

         "Institutional Accredited Investor" means an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

         "Interest Payment Date," when used with respect to any Note, means the Stated Maturity of an installment of interest on such Note.

         "Legal Defeasance" has the meaning specified in Section 8.02.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York, Milwaukee, Wisconsin or at a place of payment or a Place of Conversion are authorized by law, regulation or executive order to remain closed. If a payment date (including any Redemption Date or Repurchase Date) is a Legal Holiday at a place of payment or a Place of Conversion, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 8(a) of the Registration Rights Agreement.







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         "Notes" means the 5.00% Convertible Senior Notes due May 15, 2006 issued hereunder.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any indebtedness (and, in the case of the Notes, Liquidated Damages).

         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

         "Officer's Certificate" means a certificate signed on behalf of the Company by the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements set forth in Section 14.06.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
14.06. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Participant" means a Direct Participant and/or an Indirect
Participant.

         "Paying Agent" means any Person authorized by the Company to pay the principal (and premium and Liquidated Damages, if any), or interest on the Notes on behalf of the Company.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Place of Conversion" has the meaning specified in Section 12.02(c).

         "Private Placement Legend" means the legend required pursuant to
Section 2.06(f).

         "Purchased Shares" has the meaning specified in Section 12.03(5).

         "QIB" means a "Qualified Institutional Buyer" as defined in Rule 144A.

         "Redemption Date," when used with respect to any Notes to be redeemed, means the date fixed for such redemption pursuant to this Indenture.

         `Registrar" means the Person appointed by the Company to keep the register which shall be kept for the registration of Notes and of registrations of transfers of Notes.

         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of May 8, 2001, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

         "Repurchase Date" has the meaning specified in Section 4.08(a).

         "Repurchase Price" has the meaning specified in Section 4.08(a).






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         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee assigned to perform the duties of Trustee hereunder and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means all Definitive Notes required pursuant to Section 2.06(f)(i) to bear any Private Placement Legend.

         "Restricted Global Note" means all Global Notes required pursuant to
Section 2.06(f)(i) to bear any Private Placement Legend.

         "Restricted Notes" means all Restricted Definitive Notes and all Restricted Global Notes.

         "Rights" means "Rights" as such term is defined in the Rights
Agreement.

         "Rights Agreement" means the Rights Agreement, dated as of August 7, 1996, by and between the Company and Firstar Trust Company, as rights agent thereunder, as such agreement may be amended, modified or supplemented from time to time.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 144A Global Note" means a permanent global note that contains the Global Note Legend and the Schedule of Exchanges of Interests in the Global Note contained in the form of the Note attached hereto as Exhibit A, and that is deposited with the Depositary or the Trustee as custodian for the Depositary and registered in the name of the Depositary (or its nominee), representing Notes.

         "SEC" means the Securities and Exchange Commission.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Shelf Registration Statement" means the shelf registration statement required pursuant to Section 2(a) of the Registration Rights Agreement.

         "Significant Domestic Subsidiary" means any Significant Subsidiary which is a Domestic Subsidiary.

         "Significant Subsidiary" means any Subsidiary of the Company that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

         "Stated Maturity," when used with respect to any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

         "Subsidiary" means, with respect to any specified Person:

         (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

         (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Subsidiary Guarantee" means a guaranty by a Significant Domestic Subsidiary of the Company's Obligations under this Indenture and pursuant to the Notes.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "Trading Day" means (i) if the Common Stock is listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business, (ii) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of security prices, days on which trades may be effected through such system, or (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the National Nasdaq Market or any other system of automated dissemination of quotations of security prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

         "Trigger Event" has the meaning specified in Section 12.12.

         "Trustee" means the party named as such in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "Unrestricted Definitive Note" means all Definitive Notes not required pursuant to Section 2.06(f)(i) to bear any Private Placement Legend.

         "Unrestricted Global Note" means all Global Notes not required pursuant to Section 2.06(f)(i) to bear any Private Placement Legend.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02. Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.03.     Rules of Construction.

         Unless the context otherwise requires:

         (a)  a term has the meaning assigned to it;

         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

         (c)  "or" is not exclusive;

         (d) words in the singular include the plural, and in the plural include the singular;

         (e)  provisions apply to successive events and transactions; and

         (f) references to sections of or rules under the Exchange Act, the Securities Act or the TIA shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                    ARTICLE 2.
                                    THE NOTES

Section 2.01. Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

         (c) Book-Entry Provisions. The Company shall execute and the Trustee shall, in accordance with this Section 2.01(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions or held by the Trustee as custodian for the Depositary.

         Agent Members shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Trustee as custodian for the Depositary or under such Global Note, and the Depositary may be treated by the Company, the Trustee and any Agent as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

         (d) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the Global Note Legend or the Schedule of Exchanges of Interests in the Global
Note).

         (e) Transfers of Global Notes. Except as set forth in Section 2.06, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

Section 2.02. Execution and Authentication.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee shall, upon a written order of the Company signed by two Officers (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount of $140,000,000. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company.

Section 2.03. Registrar, Paying Agent and Conversion Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange, an office or agency where Notes may be presented for payment and a Place of Conversion where Notes may be converted. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the terms "Paying Agent" and "Conversion Agent" include any additional paying agent or conversion agent. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Conversion Agent or Registrar.

         The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as custodian with respect to the Global Notes.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05. Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA ss. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA ss. 312(a).

Section 2.06. Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary, (ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) there has occurred and is continuing for a period of 120 days a Default or Event of Default with respect to the Notes. Upon the occurrence of either of the preceding events in (i) or
(ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to Section 2.06, Section 2.07 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this
Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

         (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).


         (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i), the transferor of such beneficial interest must deliver to the Registrar either (A)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)(1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).


         (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of
Section 2.06(b)(ii) and the transferor delivers to the Registrar a certificate in the form of Exhibit B attached hereto, including the certifications in item
(1) thereof.

         (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) and:

              (A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

              (B) the Registrar receives the following:

                     (1) if the holder of such beneficial interest in a
              Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C attached hereto, including the certifications in item (1)(a) thereof; or

                     (2) if the holder of such beneficial interest in a
              Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

      If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

      Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

              (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                     (A) if the holder of such beneficial interest in a
              Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C attached hereto, including the a certifications in item (2)(a) thereof;

                     (B) if such beneficial interest is being transferred to a
              QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (1) thereof;

                     (C) if such beneficial interest is being transferred
              pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (3)(a) thereof;

                     (D) if such beneficial interest is being transferred to an
              Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable; or

                     (E) if such beneficial interest is being transferred to the
              Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (3)(b) thereof,

         the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive
         Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

              (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                     (A) such transfer is effected pursuant to the Shelf
              Registration Statement in accordance with the Registration Rights Agreement; or

                     (B) the Registrar receives the following:

                              (1) if the holder of such beneficial interest in a
                     Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C attached hereto, including the certifications in item (1)(b) thereof; or

                              (2) if the holder of such beneficial interest in a
                     Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

              and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

              (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
      Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

              (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                     (A) if the Holder of such Restricted Definitive Note
              proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C attached hereto, including the certifications in item
              (2)(b) thereof;

                     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (1) thereof;

              (C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (3)(a) thereof;

              (D) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) and (C) above, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

              (E) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (3)(b) thereof; or

              (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B attached hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

         (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

              (A) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement; or

              (B) the Registrar receives the following:

                     (1) if the Holder of such Definitive Notes proposes to
              exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C attached hereto, including the certifications in item (1)(c) thereof; or

                     (2) if the Holder of such Definitive Notes proposes to
              transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

              and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         Upon satisfaction of the conditions of any of the subparagraphs in this
Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

              (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B),
         (ii)(C) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                     (i) Restricted Definitive Notes to Restricted Definitive
              Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                             (A) if the transfer will be made pursuant to Rule
                     144A, then the transferor must deliver a certificate in the form of Exhibit B attached hereto, including the certifications in item (1) thereof; and

                             (B) if the transfer will be made pursuant to any
                     other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B attached hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                             (A) any such transfer is effected pursuant to the
                     Shelf Registration Statement in accordance with the Registration Rights Agreement; or

                             (B) the Registrar receives the following:

                                  (1) if the Holder of such Restricted
                             Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C attached hereto, including the certifications in item (1)(d) thereof; or

                                  (2) if the Holder of such Restricted
                             Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B attached hereto, including the certifications in item (4) thereof;

                     and, in each such case set forth in this subparagraph (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                     (iii) Unrestricted Definitive Notes to Unrestricted
              Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

              (f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                     (i) Private Placement Legend.

                             (A) Except as permitted by subparagraph (B) below,
                     each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE CONVERTIBLE NOTES EVIDENCED HEREBY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THESE CONVERTIBLE NOTES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES."

                     (B) Notwithstanding the foregoing, any Global Note or
              Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
              (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section
              2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

              (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OR 9.05 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF BRIGGS & STRATTON CORPORATION."

         (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (h) General Provisions Relating to Transfers and Exchanges.

              (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

              (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.08, and 12.08.

              (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

              (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

              (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

              (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

              (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

              (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07. Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08. Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to
Section 2.07.

         If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a Redemption Date, Repurchase Date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09. Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10. Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11. Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar, Paying Agent and Conversion Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or conversion. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, conversion, payment, replacement or cancellation and shall destroy canceled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12. Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes ("Defaulted Interest"), it shall pay the Defaulted Interest in any lawful manner plus, to the extent lawful, interest payable on the Defaulted Interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such Defaulted Interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01. Notice to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 15 days (unless a shorter notice period shall be satisfactory to the Trustee) but not more than 60 days before a Redemption Date, an Officer's Certificate setting forth, (i) the Redemption Date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price.

Section 3.02. Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

         (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

         (b) if the Notes are not listed on any national securities exchange, on a pro rata basis by lot or such method as the Trustee shall deem fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

         No Notes of $1,000 or less, if any, can be redeemed in part.

Section 3.03. Notice of Redemption.

         Notices of redemption shall be given to Holders in accordance with
Section 14.02 at least 30 but not more than 60 days before the Redemption Date, except that redemption notices may be given more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture. Promptly after giving such notice, the Company shall make a public announcement thereof by release made to Reuters Economic Services and Bloomberg Business News.

         The notice, which shall be irrevocable, shall identify the Notes to be redeemed and shall state:

         (a) the Redemption Date;

         (b) the redemption price and the amount of accrued interest and Liquidated Damages, if any, to the Redemption Date;

         (c) if less than all outstanding Notes are to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes which will be outstanding after such partial redemption;

         (d) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date, upon surrender of that

Note, a new Note in principal amount equal to the unredeemed portion of that Note will be issued;

         (e) the name and address of the Paying Agent;

         (f) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price and the amount of accrued interest and Liquidated Damages, if any;

         (g) that, unless the Company defaults in making such redemption payment, interest (and Liquidated Damages, if any) on Notes called for redemption ceases to accrue on and after the Redemption Date;

         (h) the Conversion Rate, that the right to convert the Notes called for redemption will terminate at the close of business on the Business Day immediately preceding the Redemption Date and the Place of Conversion; and

         (i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date, an Officer's Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04. Effect of Notice of Redemption.

         Notes called for redemption become due on the Redemption Date. Subject to Section 3.05, on and after the Redemption Date, interest and Liquidated Damages, if any, cease to accrue on Notes or portions of them called for redemption. Notices of redemption may not be conditional.

Section 3.05. Deposit of Redemption Price.

         One Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Liquidated Damages, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest and Liquidated Damages, if any, on, all Notes to be redeemed.

         If the Company complies with the provisions of the preceding paragraph, on and after the Redemption Date, interest and Liquidated Damages, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the Redemption Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01.

Section 3.06. Notes Redeemed in Part.

         If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of that Note upon cancellation of the Note redeemed in part.

Section 3.07. Optional Redemption.

         The Notes may be redeemed, at the Company's option, in whole or in part, at any time and from time to time on and after May 15, 2004, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the twelve-month period beginning on the date indicated below, in each case, together with accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date:

               Year                               Redemption Price
               ----                               ----------------
               May 15, 2004                                102%
               May 15, 2005                                101%


         Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of this Article 3.

Section 3.08. Mandatory Redemption.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

                                    ARTICLE 4.
                                    COVENANTS

Section 4.01. Payment of Notes.

         The Company shall pay or cause to be paid the principal of, premium and Liquidated Damages, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium and Liquidated Damages, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium and Liquidated Damages, if any, and interest then due. The Company shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company (including a Place of Conversion) in accordance with Section 2.03.

Section 4.03. Reports.

         Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes, within the time periods specified in the SEC's rules and regulations:

         (a) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K (including all exhibits) if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

         (b) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

         In addition, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all of the information and reports referred to in clauses (a) and (b) above with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Company shall at all times comply with TIA ss. 314(a).

Section 4.04. Compliance Certificate.

         (a) The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer's Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each of the Company and the Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge each of the Company and the Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of such Officer's knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest or Liquidated Damages, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05. Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06. Stay, Extension and Usury Laws.

         The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07. Corporate Existence.

         Subject to Article 5 and Section 10.05, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect
(i) its corporate existence, and the corporate, partnership or other existence of each Guarantor, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor, and (ii) the rights (charter and statutory), licenses and franchises of the Company and each Guarantor; provided, however, that the Company and any Guarantor shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.08. Change in Control.

         (a) In the event that a Change in Control shall occur, then each Holder shall have the right, at the Holder's option, but subject to the provisions of paragraph (b) of this Section, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase, all of such Holder's Notes not theretofore called for redemption, or any portion of the principal thereof that is equal to $1,000 or any integral multiple of $1,000 in excess thereof (provided that no single Note may be repurchased in part unless the portion of the principal of such Note to be outstanding after such repurchase is at least $1,000), on the date (the "Repurchase Date") that is 45 days after the date of the Company Notice at a purchase price equal to 100% of the principal amount of the Notes to be repurchased plus interest and Liquidated Damages, if any, accrued to the Repurchase Date (the "Repurchase Price"); provided, however, that installments of interest on Notes whose Stated Maturity is on or prior to the Repurchase Date shall be payable to the Holders of such Notes registered as such on the relevant record date according to their terms and the provisions of
Section 4.01. Such right to require the repurchase of the Notes shall not continue after a discharge of the Company from its obligations with respect to the Notes in accordance with the provisions of Article 11 unless a Change in Control shall have occurred prior to such discharge. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the fulfillment by the Company of the conditions set forth in paragraph (b) of this Section, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. Whenever in this Indenture there is a reference, in any context, to the principal of any Notes as of any time, such reference shall be deemed to include reference to the Repurchase Price payable in respect of such Notes to the extent that such Repurchase Price is, was or would be so payable at such time, and express mention of the Repurchase Price in any provision of this Indenture shall not be construed as excluding the Repurchase Price in those provisions of this Indenture when such express mention is not made; provided, however, that for the purposes of Article 12 such reference shall be deemed to include reference to the Repurchase Price only to the extent the Repurchase Price is payable in cash.

         (b) The Company may elect to pay the Repurchase Price by delivery of shares of Common Stock pursuant to paragraph (a) of this Section if and only if the following conditions shall have been satisfied:

              (1) the shares of Common Stock deliverable in payment of the Repurchase Price shall have a fair market value as of the Repurchase Date not less than the Repurchase Price. For purposes of paragraphs (a) and (b) of this Section, the fair market value of the shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share of the Common Stock for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date;

              (2) the shares of Common Stock to be issued upon repurchase of Notes hereunder (i) shall not require registration under any federal securities laws before such shares may be freely transferable without being subject to any transfer restrictions under the Securities Act upon repurchase or, if such registration is required, such registration shall be completed and shall become effective prior to the Repurchase Date, and (ii) shall not require registration with or approval of any governmental authority under any state law or any other federal law before such shares may be validly issued or delivered upon repurchase or, if such registration or approval is required, such registration shall be completed or such approval shall be obtained prior to the Repurchase Date;

              (3) the shares of Common Stock to be issued upon repurchase of Notes hereunder are, or shall have been, listed on a national securities exchange or approved for quotation on the Nasdaq National Market (including each national securities exchange on which the Common Stock is generally so listed and the Nasdaq National Market if the Common Stock is so quoted), prior to the Repurchase Date; and

              (4) all shares of Common Stock which may be issued upon repurchase of Notes will be issued out of the Company's authorized but unissued Common Stock or treasury shares and will, upon issue, be duly and validly issued and fully paid and nonassessable (except as otherwise provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law) and free of any preemptive or similar rights.

         If all of the conditions set forth in this paragraph (b) are not satisfied in accordance with the terms thereof, the Repurchase Price shall be paid by the Company only in cash.

         (c) (1) Unless the Company shall have theretofore called for redemption all of the outstanding Notes, on or before the 30th day after the occurrence of a Change in Control, the Company or, at the request and expense of the Company on or before the 30th day after such occurrence, the Trustee, shall give to all Holders in the manner provided in
         Section 14.02, notice (the "Company Notice") of the occurrence of the Change in Control and of the repurchase right set forth herein arising as a result thereof. The Company shall also deliver a copy of such Company Notice to the Trustee.

         Each Company Notice shall state:

              (i) the Repurchase Date;

              (ii) the date by which the repurchase right (the 30th day after the date of the Company Notice), must be exercised;

              (iii) the Repurchase Price, and whether the Repurchase Price shall be paid by the Company in cash or by delivery of shares of Common Stock;

              (iv) a description of the procedure which a Holder must follow to exercise a repurchase right, and the place or places where such Notes, together with the notice of exercise, are to be surrendered and delivered for payment of the Repurchase Price;

              (v) that on the Repurchase Date the Repurchase Price will become due and payable upon each such Note designated by the Holder to be repurchased, and that interest and Liquidated Damages, if any, thereon shall cease to accrue on and after said date; and

              (vi) the Conversion Rate then in effect, and that the right to convert the principal of the Notes to be repurchased will terminate at the close of business on the Business Day immediately preceding the Repurchase Date and the Place of Conversion.

         No failure of the Company to give the foregoing notices or defect therein shall limit any Holder's right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Notes.

         If any of the foregoing provisions or other provisions of this Section
         4.08 are inconsistent with applicable law, such law shall govern.

              (2) To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the 30th day after the date of the Company Notice
         (i) written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the principal of the Notes to be repurchased (and, if any Notes are to be repurchased in part, the serial number thereof, the portion of the principal thereof to be repurchased and the name of the Person in which the portion thereof to remain outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby, and, in the event that the Repurchase Price shall be paid in shares of Common Stock, the name or names (with addresses) in which the certificate or certificates for shares of Common Stock shall be issued, and (ii) the Notes with respect to which the repurchase right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Notes with respect to which the repurchase right is being exercised shall continue until the close of business on the Business Day immediately preceding the Repurchase Date.

              (3) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Trustee the Repurchase Price in cash or shares of Common Stock, as provided above, for payment to the Holder on the Repurchase Date or, if shares of Common Stock are to be paid, as promptly as practicable after the Repurchase Date, payable with respect to the Notes as to which the repurchase right has been exercised; provided, however, that installments of interest with a Stated Maturity on or prior to the Repurchase Date shall be payable in cash to the

         Holders of such Notes registered as such at the close of business on the relevant regular record date. The Company covenants that, if the Repurchase Price is to be paid in cash, at least one Business Day prior to the Repurchase Date it will deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) an amount of money sufficient to pay the principal of, Liquidated Damages, if any, and (except if the Repurchase Date shall be an Interest Payment Date) accrued interest on, all the Notes or portions thereof, as the case may be, to be repurchased on such Repurchase Date.

              (4) If any Notes (or portions thereof) surrendered for repurchase shall not be so paid on the Repurchase Date, the principal amount of such Notes (or portion thereof as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate specified in the Notes and Section 4.01, and such Notes shall remain convertible into Common Stock until the principal amount of such Notes (or portion thereof, as the case may be) shall have been paid or duly provided for.

              (5) Any Notes which are to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Notes without service charge, a new Note or Notes containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal amount of the Notes so surrendered.

              (6) Any issuances of shares of Common Stock in respect of the Repurchase Price shall be deemed to have been effected immediately prior to the close of business on the Repurchase Date and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such repurchase shall be deemed to have become on the Repurchase Date the holder or holders of record of the shares represented thereby; provided, however, that any surrender for repurchase on a date when the stock transfer books of the Company shall be closed shall constitute the Person or Persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open. No payment or adjustment shall be made for dividends or distributions on any Common Stock issued upon repurchase of any Notes declared prior to the Repurchase Date.

              (7) No fractions of shares shall be issued upon repurchase of Notes. If more than one Note shall be repurchased from the same Holder and the Repurchase Price shall be payable in shares of Common Stock, the number of full shares which shall be issuable upon such repurchase shall be computed on the basis of the aggregate principal amount of the Notes so repurchased. Instead of any fractional share of Common Stock which would otherwise be issuable on the repurchase of any Note or Notes, the Company will deliver to the applicable Holder its check for the current market value of such fractional share. The current market value of a fraction of a share is determined by multiplying the current market price of a full share by the fraction, and rounding the result to the nearest cent. For purposes of this Section, the current market price of a share of Common Stock is the Closing Price Per Share of the Common Stock on the Trading Day immediately preceding the Repurchase Date

              (8) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Notes shall be made without charge to the Holder of Notes being repurchased for such certificate or for any tax or duty in respect of the issuance or delivery of such certificates or the shares of Common Stock represented thereby; provided, however, that the Company shall not be required to pay any tax or duty which may be payable in respect of (i) income of the Holder or (ii) any transfer involved in the issuance or delivery of certificates for shares of Common Stock in a name other than that of the Holder of the Notes being repurchased, and no such issuance or delivery shall be made unless and until the Person requesting such issuance or delivery has paid to the Company the amount of any such tax or duty or has established, to the satisfaction of the Company, that such tax or duty has been paid.

              (9) All Notes delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11.

         (d) In the case of any consolidation, merger, conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to which Section 12.04 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities, property or assets (including cash), which includes shares of' Common Stock of the Company or common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established over-the-counter trading market in the United States, and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such shares of stock and other securities, property and assets (including cash) (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires all or substantially all of the assets of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the TIA as in force and effect at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase the Notes following a Change in Control, including, without limitation, the applicable provisions of this Section 4.08 and the definitions of Common Stock and Change in Control, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply in the event of a subsequent Change in Control to the common stock and the issuer thereof if different from the Company and the Common Stock (in lieu of the Company and the Common Stock).

         (e) The Company shall comply with the requirements of Rules 13e-4 and 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of Notes as a result of a Change in Control.

Section 4.09. Subsidiary Guarantees.

         If at any time a Domestic Subsidiary constitutes a Significant Domestic Subsidiary, then such Domestic Subsidiary shall become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within 10 Business Days of the date when such event occurs. These Subsidiary Guarantees shall be joint and several obligations of the Guarantors; provided, however, that the obligations of each Guarantor under its Subsidiary Guarantee shall be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law.

         The Subsidiary Guarantee of a Guarantor shall be automatically released (without the taking of any action by the Company, such Guarantor, the Trustee, or any Holder) at such time as the Guarantor is no longer a Subsidiary of the Company.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01. Merger, Consolidation, or Sale of Assets.

         The Company shall not: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving entity); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

         (a) either (i) the Company is the surviving entity; or (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia;

         (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; and

         (c) immediately after such transaction no Default or Event of Default shall have occurred and be continuing.

Section 5.02. Successor Person Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01, the successor entity formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor entity and not to the

Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor entity had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, lease, conveyance or other disposition of all of the Company's assets that meets the requirements of
Section 5.01.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

         Each of the following is an Event of Default:

         (a) failure to pay principal of, or premium, if any, on the Notes when due;

         (b) failure to pay interest on, or Liquidated Damages with respect to, the Notes when due, if such failure continues for a period of 30 days;

         (c) failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes to comply with any of the other agreements in this Indenture or the Notes;

         (d) failure to pay when due the principal of, or acceleration of, any debt for money borrowed by the Company or any of its Subsidiaries in excess of $10 million if such debt is not discharged, or such acceleration is not remedied, cured or waived, within 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of outstanding Notes;

         (e) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

              (i) commences a voluntary case,

              (ii) consents to the entry of an order for relief against it in an involuntary case,

              (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property,

              (iv) makes a general assignment for the benefit of its creditors, or

              (v) generally is not paying its debts as they become due;

         (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

              (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

              (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

              (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

         and the order or decree remains unstayed and in effect for 60 consecutive days; and

         (g) failure by the Company to provide a notice to Holders of outstanding Notes in the event of a Change in Control or failure to pay the Repurchase Price to Holders who exercise their right to have their Notes repurchased by the Company as a result of a Change in Control in accordance with
Section 4.08.

         A Default under clause (c) or clause (d) above is not an Event of Default until the Trustee or Holders of at least 25% in aggregate principal amount of outstanding Notes notify the Company of the Default and the Company does not cure the Default within 60 days or 30 days, respectively, after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default." When a Default under clause
(c) or clause (d) above is cured within the specified period, it ceases to be a Default.

Section 6.02. Acceleration.

         In the case of an Event of Default arising from the events of bankruptcy or insolvency described in clause (e) or (f) of Section 6.01, with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall ipso facto become due and payable immediately without further action or notice.

         If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, by a notice in writing to the Company (and the Trustee if given by the Holders), and upon any such declaration, such principal and all accrued interest thereon and all Liquidated Damages, if any, shall become immediately due and payable.

         At any time after a declaration of acceleration with respect to the Notes, the Holders of a majority in aggregate principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal, interest or Liquidated Damages that has become due solely because of the acceleration, (iii) if, to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal as specified in Section 4.01, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) if, in the event of the cure or waiver of an Event of Default of the type described in clause (e) or (f) of
Section 6.01, the Trustee shall have received an Officer's Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto. If any Event of Default exists solely by reason of any acceleration of debt for money borrowed under clause (d) of Section 6.01, and such acceleration is rescinded by the holders of debt for money borrowed affected thereby prior to the time the Obligations under the Notes have been accelerated, such Event of Default shall cease to exist.

Section 6.03. Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Liquidated Damages, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding with respect to the Notes or this Indenture even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults.

         The Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Trustee, may, on behalf of the Holders of all of the Notes, waive any existing Default or Event of Default and its consequences under this Indenture, except, subject to the third paragraph of
Section 6.02, a continuing Default or Event of Default in the payment of principal of, or premium, if any, or interest (or Liquidated Damages, if any) on the Notes (including in connection with a repurchase upon a Change in Control) or a Default or Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each Note affected. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

         The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the Holders or that may involve the Trustee in personal liability.

Section 6.06. Limitation on Suits.

         A Holder may pursue a remedy with respect to this Indenture or the Notes only if:

         (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

         (b) the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

         (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

         (d) the Trustee does not comply with the request within 60 days after receipt of the written request and the offer and, if requested, the provision of indemnity; and

         (e) during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. Rights of Holders to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (or, in the case of redemption or repurchase, on the Redemption Date or the Repurchase Date, as the case may be), and to convert such Note in accordance with Article 12, or to bring suit for the enforcement of any such payment on or after such respective dates or for the right to convert, shall not be impaired or affected without the consent of such Holder.

Section 6.08. Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First: to the Trustee, its agents and attorneys for amounts due under
Section 7.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

         Second: to Holders for amounts due and unpaid on the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

         Third: to the Company, the Guarantors or to such other party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                                   ARTICLE 7.
                                     TRUSTEE

Section 7.01. Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default actually known to the Trustee:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.

         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02. Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer's Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or Guarantor, as applicable.

         (f) This Indenture provides that in case of an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against any loss, liability or expense.

Section 7.03. Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in accordance with the requirements of the TIA, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (in the event such conflict arises after a Shelf Registration Statement has been filed and has been declared effective by the SEC) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections
7.10 and 7.11.

Section 7.04. Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or of the Common Stock issuable upon conversion of the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05. Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06. Reports by Trustee to Holders.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a) (but if no event described in TIA ss. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA ss. 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA ss. 313(c).

         A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and if such report is prepared after the Shelf Registration Statement has been declared effective by the SEC, filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA ss. 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07. Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company and the Guarantors, if any, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services except any disbursements, expenses and advances as may be attributable to the Trustee's negligence or willful misconduct. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         The Company and the Guarantors, if any, shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company and the Guarantors shall not relieve the Company or the Guarantors of their obligations hereunder. The Company and the Guarantors shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

         The obligations of the Company and the Guarantors to the Trustee under this Section 7.07 shall survive the resignation or removal of the Trustee and the termination, satisfaction and discharge of this Indenture.

         To secure the Company's and the Guarantors' payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such lien shall survive the resignation or removal of the Trustee and the termination, satisfaction and discharge of this Indenture.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(e) or (f) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         As to notice of liens or charges, the Trustee shall comply with the provisions of TIA ss. 313(b)(2) to the extent applicable.

Section 7.08. Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

         (a) the Trustee fails to comply with Section 7.10;

         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

         (c) a Custodian or public officer takes charge of the Trustee or its property; or

         (d) the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section
7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10. Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

         This Indenture shall always have a Trustee who satisfies the requirements of TIA ss. 310(a)(1), (2) and (5). The Trustee is subject to TIA ss. 310(b).

Section 7.11. Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shall be subject to TIA ss. 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may at the option of its Board of Directors evidenced by a resolution set forth in an Officer's Certificate, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02. Legal Defeasance and Discharge.

         The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance") except for:

         (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to in
Section 8.04(a) below;

         (b) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

         (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's and the Guarantor's obligations in connection therewith;

         (d) the rights of Holders of outstanding Notes to convert such Notes under Article 12; and

         (e) the Legal Defeasance provisions of this Indenture.

         For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture described in (a), (b) and (d) above, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the above provisions. Subject to compliance with this Article 8, the Company may exercise its option under Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03. Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 of the option applicable to this Section 8.03, the Company and the Guarantors, if any, shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from their obligations under Sections 4.03, 4.08, 4.09, 5.01 and Article 10 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

Section 8.04. Conditions to Legal or Covenant Defeasance.

         The following shall be the conditions to the application of either
Section 8.02 or 8.03 to the outstanding Notes:

         In order to exercise either Legal Defeasance or Covenant Defeasance:

         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable Government Securities, or a combination of cash in United States dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

         (b) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

         (c) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

         (f) the Company shall have delivered to the Trustee an Officer's Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

         (g) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05. Deposited Money and Government Securities to be Held in Trust;
              Other Miscellaneous Provisions.

         Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Liquidated Damages, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06. Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium and Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium or Liquidated Damages, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07. Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium and Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of Holders.

         Notwithstanding Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Subsidiary Guarantees or the Notes without the consent of any Holder:

         (a) to cure any ambiguity, defect, mistake or inconsistency;

         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

         (c) to provide for the assumption of the Company's or Guarantors' obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company's assets;

         (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

         (f) to allow any Guarantor to execute a supplemental indenture in respect of a Subsidiary Guarantee.

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company and Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders.

         Except as provided below in this Section 9.02, this Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and, subject to Sections 6.02, 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of principal of, premium or Liquidated Damages, if any, or interest on the Notes) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

         It shall not be necessary for the consent of the Holders under this
Section 9.02 or pursuant to Article 13 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental

Indenture or waiver. Subject to Sections 6.02, 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

         (a) change the Stated Maturity of the principal of, premium or Liquidated Damages, if any, or any installment of interest on, any Note;

         (b) reduce the amount of or change the time of payment of any principal of, or premium or Liquidated Damages, if any, or interest on, any Note payable upon redemption, repurchase or repayment;

         (c) change the city of any place of payment or the currency of payment of principal of, or premium or Liquidated Damages, if any, or interest on, any Note, including any payment of the redemption price or Repurchase Price in respect of that Note;

         (d) impair the right to institute suit for enforcement of (i) any payment on or with respect to any Note or (ii) the right to convert a Note;

         (e) reduce the percentage in aggregate principal amount of outstanding Notes required for modifications or amendments to the Indenture or required for a waiver of Defaults or Events of Default;

         (f) adversely affect the right of Holders to require the Company to convert any Note or to require the Company to repurchase any Note other than as provided in this Indenture, except as otherwise allowed or contemplated by provisions in this Indenture; or

         (g) modify the obligation of the Company to deliver information required under Rule 144A to permit resales of the Notes and Common Stock issued upon conversion of the Notes if the Company ceases to be subject to the Exchange Act.

Section 9.03. Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.

Section 9.04. Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the provisions of the second sentence of the preceding paragraph, those Holders who were Holders on such record date (or their duly designated proxies), and only those Holders, shall be entitled to revoke any consent previously given, whether or not such Holder continues to be a Holder after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in clauses (a) through (g) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest and Liquidated Damages, if any, on the Notes, on or after the respective due dates expressed in such Notes, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 9.05. Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. If an amendment, supplement or waiver changes the terms of the Notes, the Company may require the Holders to deliver the Notes to the Trustee. The Company may place an appropriate notation on the Notes and return them to the Holders. Alternatively, the Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06. Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                              SUBSIDIARY GUARANTEES

Section 10.01. Guarantee.

         Subject to this Article 10, each of the Guarantors hereby agrees, jointly and severally, to unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the Obligations of the Company hereunder or thereunder, that: (a) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of and interest and Liquidated Damages on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise subject, however, to the limitations set forth in Section 10.02. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay or perform the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

         The Guarantors hereby agree that their Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

         If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any Custodian acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

         Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee (subject to any subsequent rescission or cancellation of any acceleration in accordance with Section 6.02). The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

Section 10.02. Limitation on Guarantor Liability.

         Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the Obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under this
Article 10, result in the Obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03. Execution and Delivery of Subsidiary Guarantee.

         To evidence its Subsidiary Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form included in Exhibit E attached hereto shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee after such Guarantor becomes a Guarantor and that this Indenture shall be executed on behalf of such Guarantor by an Officer of such Guarantor.

         Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

         The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

         In the event that the Company creates or acquires any new Subsidiaries subsequent to the date of this Indenture, if required by Section 4.09, the Company shall cause such Subsidiaries to execute supplemental indentures to this Indenture and Subsidiary Guarantees in accordance with Section 4.09 and this
Article 10, to the extent applicable.

Section 10.04. Guarantors May Consolidate, etc., on Certain Terms.

         Except as otherwise provided in Section 10.05, no Guarantor may (i) consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to another Person unless:

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

         (a) subject to Section 10.05 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) or the Person acquiring the assets in any such sale, assignment, transfer, lease, conveyance or other disposition unconditionally assumes all the Obligations of such Guarantor under the Notes, this Indenture, the Subsidiary Guarantee and the Registration Rights Agreement, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, on the terms set forth herein or therein; and

         (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

         In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance or other disposition and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

         Except as set forth in Article 5, and notwithstanding clauses (a) and
(b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all the assets of a Guarantor to the Company or another Guarantor.

Section 10.05. Release if No Longer a Significant Domestic Subsidiary of the
               Company.

         In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or (ii) a sale or other disposition of all the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Significant Domestic Subsidiary of the Company, then such Guarantor (in the case of clause (ii)) or the Person acquiring the assets (in the case of clause (i)) will be released and relieved of any obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made in accordance with the provisions of this Indenture the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee.

         Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium and Liquidated Damages, if any, and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.

                                  ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01. Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect (except as to any surviving rights of registration of transfer or exchange and the right to convert in accordance with Article 12) as to all Notes issued hereunder, when:

(1)      either:

         (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

         (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

         In addition, the Company must deliver an Officer's Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclass (b) of clause (1) of this Section, the provisions of Section 14.02 and Section 8.06 shall survive.

Section 11.02. Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium and Liquidated Damages, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 11.01; provided that if the Company has made any payment of principal of, premium or Liquidated Damages, if any, or interest on any Notes because of the reinstatement of its Obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                  ARTICLE 12.
                                   CONVERSION

Section 12.01. Conversion Privilege.

         The Holder of a Note shall have the right, at such Holder's option, to convert, in accordance with the terms of the Notes and this Article 12, all or any part (in a denomination of $1,000 in principal amount or any integral multiple thereof) of such Note into shares of Common Stock at any time before the close of business on the Business Day immediately preceding the Note's Stated Maturity date; provided, that in case a Note or portion thereof is called for redemption or delivered for repurchase pursuant to Article 3 or Section 4.08, respectively, such conversion right in respect of the Note or portion so called or delivered for repurchase shall expire at the close of business on the Business Day immediately preceding the Redemption Date or the Repurchase Date, respectively (unless the Company shall default in the payment of the redemption price or the Repurchase Price, in which case such right shall not terminate at such time and date).

Section 12.02. Conversion Procedure; Conversion Rate; Fractional Shares.

(a) Each Note shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock. The rate at which shares of Common Stock shall be delivered upon conversion (the "Conversion Rate") shall be initially 20.1846 shares of Common Stock for each $1,000 principal amount of

Notes. The Conversion Rate shall be adjusted in certain instances as provided in this Article 12. No payment or adjustment shall be made in respect of dividends on the Common Stock or accrued interest on a converted Note, except as described in Section 12.09.

         (b) No fractional shares of Common Stock shall be issued upon conversion of any Note or Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Price Per Share of the Common Stock on the last Trading Day prior to the date of conversion.

         (c) Before any Holder shall be entitled to convert a Note into Common Stock, such Holder shall surrender such Note duly endorsed or assigned to the Company or in blank, at the office of the Conversion Agent (each, a "Place of Conversion"), accompanied by written notice of conversion substantially in the form set forth in the form of the Note attached hereto as Exhibit A (or such other notice, as is acceptable to the Company) at such office or place that the Holder elects to convert such Note or, if less than entire principal amount thereof is to be converted, the portion thereof to be converted, and shall state in writing therein the principal amount of Notes to be converted and the name or names (with addresses), if different than the Holder, in which such Holder wishes the certificate or certificates for Common Stock to be issued. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock which shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered. Subject to the next succeeding sentence, the Company will, as soon as practicable thereafter, issue and deliver at such office or place to such Holder, or to such Holder's nominee or nominees, a certificate or certificates for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share to which such Holder would otherwise be entitled. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the register kept by the Registrar are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or the register kept by the Registrar. A Note shall be deemed to have been converted immediately prior to the close of business on the date of the surrender of such Note for conversion as provided above, and at such time the rights of the Holder of such Note as Holder shall cease, the Person or Persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Notes so surrendered, without charge to such Holder (subject to the provisions of Section 12.08), a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         (d) All shares of Common Stock delivered upon such conversion of Restricted Notes shall bear restrictive legends substantially in the form of the legends required to be set forth on the Restricted Notes pursuant to Section 2.06 and shall be subject to the restrictions on transfer provided in such legends. Neither the Trustee nor any Conversion Agent shall have any responsibility for the inclusion or content of any such restrictive legends on such Common Stock; provided, however, that the Trustee or any Conversion Agent shall have provided, to the Company or to the Company's transfer agent for such Common Stock, prior to or concurrently with a request to the Company to deliver such Common Stock, written notice that the Notes delivered for conversion are Restricted Notes.

         (e) If shares of Common Stock to be issued upon conversion of a Restricted Note, or Notes to be issued upon conversion of a Restricted Note in part only, are to be registered in a name other than that of the beneficial owner of such Restricted Note, then such Holder must deliver to the Conversion Agent a Surrender Certificate, dated the date of surrender of such Restricted Note and signed by such beneficial owner, as to compliance with the restrictions on transfer applicable to such Restricted Note and such other documents, including an opinion of counsel that such transfer has been made in compliance with all applicable federal and state securities laws and the Private Placement Legend, as the Trustee or the Company may request. Neither the Trustee nor any Conversion Agent, Registrar or transfer agent shall be required to register in a name other than that of the beneficial owner, shares of Common Stock or Notes issued upon conversion of any such Restricted Note not so accompanied by a properly completed Surrender Certificate.

Section 12.03. Adjustment of Conversion Rate.

         The Conversion Rate shall be adjusted from time to time as follows:

         (1) In case the Company shall, at any time or from time to time, (i) pay a dividend in shares of its Common Stock to holders of Common Stock, (ii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, (iii) subdivide its outstanding shares of Common Stock into a greater number of shares of Common Stock or (iv) make a distribution in shares of Common Stock to holders of Common Stock, then the Conversion Rate in effect immediately before such action shall be adjusted so that the Holders, upon conversion of Notes into Common Stock immediately following such event, shall be entitled to receive the kind and amount of shares of Capital Stock of the Company which they would have owned or been entitled to receive upon or by reason of such event if the Notes had been converted immediately before the record date (or, if there is no record date, the effective date) for such event. An adjustment made pursuant to this Section 12.03(1) shall become effective retroactively immediately after the record date in the case of a dividend or distribution and shall become effective retroactively immediately after the effective date in the case of a subdivision or combination. For the purposes of this Section 12.03(1), each Holder shall be deemed to have failed to exercise any right to elect the kind or amount of securities receivable upon the payment of any such dividend, subdivision, combination or distribution (provided that if the kind or amount of securities receivable upon such dividend, subdivision, combination or distribution is not the same for each non-electing share, then the kind and amount of securities or other property receivable upon such dividend, subdivision, combination or distribution for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares).

         (2) In case the Company shall, at any time or from time to time, issue rights, options or warrants to all holders of shares of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share less than the Current Market Price of the Common Stock at such record date (treating the price per share of the securities convertible into Common Stock as equal to
(x) the sum of (i) the price for a unit of the security convertible into Common Stock and (ii) any additional consideration initially payable upon the conversion of such security into Common Stock divided by (y) the number of shares of Common Stock initially underlying such convertible security), the Conversion Rate shall be adjusted so that it shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the date of issuance of such rights, options or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of shares or securities which the aggregate offering price of the total number of shares or securities so offered for subscription or purchase (or the aggregate purchase price of the convertible securities so offered plus the aggregate amount of any additional consideration initially payable upon conversion of such securities into Common Stock) would purchase at such Current Market Price of the Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible). Such adjustment shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such rights or warrants.

         (3) In case the Company shall, at any time or from time to time, distribute to all holders of shares of its Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing entity and the Common Stock is not changed or exchanged) cash, evidences of its indebtedness, securities or assets (excluding
(i) dividends payable in shares of Common Stock for which adjustment is made under Section 12.03(1), (ii) rights, options or warrants to subscribe for or purchase securities of the Company for which adjustment is made under Section 12.03(2), (iii) dividends or distributions paid exclusively in cash and (iv) distributions referred to in Section 12.03(4)), then in each such case the Conversion Rate shall be adjusted so that it shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of holders of shares of Common Stock entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the date fixed for determination of holders of shares of Common Stock entitled to receive such distribution less the then fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the cash or assets or evidences of indebtedness or securities so distributed or of such subscription rights or warrants applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price of the Common Stock; provided, however, that no adjustment shall be made with respect to any distribution of rights to purchase securities of the Company if a Holder would otherwise be entitled to receive such rights upon conversion at any time of the Notes into Common Stock unless such rights are subsequently redeemed by the Company, in which case such redemption shall be treated for purposes of this Section as a dividend on the Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of shareholders entitled to receive such distribution; and in the event that such distribution is not so made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such record date had not been fixed.

         (4) In case the Company shall, at any time or from time to time, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 12.04 applies or as part of a distribution referred to in Section 12.03(3)) in an aggregate amount that, combined together with:

                  (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this Section 12.03(4) has been made, and

                  (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to Section 12.03(5) has been made (the amount of such cash distribution together with the amounts described in clause
         (i) above and this clause (ii) being referred to herein as the "Aggregate Cash Distribution Amount"),

exceeds 10% of the product of (x) the Current Market Price of the Common Stock on the date fixed for determination of holders of shares of Common Stock entitled to receive such distribution, times (y) the number of shares of Common Stock outstanding on such date (the "Aggregate Current Market Price"), then, and in each such case, immediately after the close of business on the date fixed for such determination, the Conversion Rate shall be adjusted so that it shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of holders of shares of Common Stock entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price of the Common Stock on the date fixed for such determination less an amount equal to the quotient of (A) the excess of such Aggregate Cash Distribution Amount over 10% of such Aggregate Current Market Price divided by (B) the number of shares of Common Stock outstanding on the date fixed for such determination, and the denominator of which shall be the Current Market Price of the Common Stock on the date fixed for such determination.

         (5) In case a tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and any such tender offer (as amended upon the expiration thereof) shall require the payment to shareholders (based upon the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares) of an aggregate consideration having a fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive) that, combined together with:

                  (i) the aggregate of cash plus the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12.03(4) has been made, and

              (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash with the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to Section 12.03(4) has been made (the amount of such cash distribution together with the amounts described in clause
         (i) above and this clause (ii) being referred to herein as the "Aggregate Tender Distribution Amount"),

exceeds 10% of the product of (x) the Current Market Price of the Common Stock as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended), times (y) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that it shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction, the numerator of which shall be equal to the product of (A) the Current Market Price of the Common Stock on the date of the Expiration Time multiplied by (B) the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time, less the Aggregate Tender Distribution Amount, and the denominator of which shall be equal to the product of (A) the Current Market Price of the Common Stock on the date of the Expiration Time multiplied by (B) the difference between the number of shares of Common Stock outstanding (including any tendered shares) on the date of the Expiration Time and the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed accepted up to any such maximum, the "Purchased Shares").

         (6) The Company shall be entitled to make such additional adjustments in the Conversion Rate, in addition to those required by subsections 12.03(1), 12.03(2), 12.03(3), 12.03(4) and 12.03(5), as shall be necessary in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of shares of Common Stock or any issuance of rights, options or warrants referred to above shall not be taxable to the holders of Common Stock for United States Federal income tax purposes.

         (7) In any case in which this Section 12.03 shall require that any adjustment be made effective as of or retroactively immediately following a record date, the Company may elect to defer (but only for five (5) Trading Days following the filing of the statement referred to in Section 12.05)) issuing to the Holder of any Notes converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; provided, however, that the Company shall deliver to such Holder a due bill or other appropriate instrument evidencing such Holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (8) All calculations under this Section 12.03 shall be made to the nearest cent or one-hundredth of a share or security, with one-half cent and
0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 12.03, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% of such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate. Any adjustments under this Section 12.03 shall be made successively whenever an event requiring such an adjustment occurs.

         (9) In the event that at any time, as a result of an adjustment made pursuant to this Section 12.03, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of Common Stock into which the Notes originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Note shall be subject to adjustment from time to tine in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 12 with respect to the Common Stock shall apply on like or similar terms to any such other shares and the determination of the Board of Directors of the Company as to any such adjustment shall be conclusive.

         (10) No adjustment shall be made pursuant to this Section, subject to
Section 12.03(7), with respect to any Note that is converted prior to the time such adjustment otherwise would be made.

         (11) To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during such period, and the Board of Directors of the Company shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive and described in a Board Resolution filed with the Trustee; provided, however, that no such increase shall be taken into account for purposes of determining whether the Closing Price Per Share of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Change in Control. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 14.02 at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

Section 12.04. Consolidation, Sale of Assets or Merger of the Company.

         In case of either (a) any consolidation or merger to which the Company is a party, other than a merger or consolidation in which the Company is the surviving or continuing entity and which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock or (b) any sale or conveyance of all or substantially all of the assets of the Company to another Person, then each Note then outstanding shall be convertible from and after such merger, consolidation, sale or conveyance of assets only into the kind and amount of securities, cash and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Notes would have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 12 (and assuming such holder of Common Stock failed to exercise his rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, sale or conveyance is not the same for each nonelecting share, then the kind and amount of securities, cash or other property receivable upon such consolidation, merger, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares)). The Company shall not enter into any of the transactions referred to in clause (a) or (b) of the preceding sentence unless effective provision shall be made so as to give effect to the provisions set forth in this
Section 12.04. The provisions of this Section 12.04 shall apply similarly to successive consolidations, mergers, sales or conveyances.

Section 12.05. Notice of Adjustment of Conversion Rate.

         Whenever an adjustment in the Conversion Rate is required:

         (1) the Company shall compute the adjusted Conversion Rate in accordance with Section 12.03 and forthwith place on file with the Trustee and any Conversion Agent a certificate of the Treasurer or Chief Financial Officer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment, such certificate to be conclusive evidence that the adjustment is correct; and

         (2) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be required, and as soon as practicable after it is required, such notice shall be delivered to Holders in accordance with Section 14.02.

Section 12.06. Notice in Certain Events.

         In case:

         (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to
Section 12.03;

         (b) the Company shall authorize the granting to all or substantially all the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights;

         (c) of any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock);

         (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

         (e) the Company or any Subsidiary of the Company shall commence a tender offer for all or a portion of the Company's outstanding Common Stock (or shall amend any such tender offer);

         (f) of a consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rule 13d-3 under the Notes Exchange Act of 1934) of all or substantially all of the assets of the Company; or

         (g) of any action triggering an adjustment of the Conversion Rate pursuant to this Article 12 not otherwise specified in this Section 12.06;


then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be provided to Holders in accordance with
Section 14.02, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of any dividend or distribution or grant of rights, options or warrants triggering an adjustment to the Conversion Rate pursuant to this Article 12, or, if a record is not to be taken, the date as of which the holders of record of Common Stock entitled to such dividend or distribution, rights, options or warrants are to be determined, or (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, tender offer or winding up triggering an adjustment to the Conversion Rate pursuant to this Article 12 is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation, tender offer or winding up.

         The Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be provided to Holders in accordance with Section 14.02, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

         Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section.

Section 12.07. Company To Reserve Stock: Registration; Listing.

         (a) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock (and/or treasury shares), for the purpose of effecting the conversion of the Notes, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Notes into such Common Stock at any time (assuming that, at the time of the computation of such number of shares or securities, all the Notes would be hold by a single Holder); provided, however, that nothing contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the Notes by delivery of purchased shares of Common Stock which are held in the treasury of the Company. The Company shall from time to time, in accordance with the laws of the State of Wisconsin, use its best efforts to cause the authorized amount of the Common Stock to be increased if the aggregate of the authorized amount of the Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any such shares reserved for issuance in any other connection) shall not be sufficient to permit the conversion of all Notes.

         (b) If any shares of Common Stock which would be issuable upon conversion of Notes hereunder require registration with or approval of any governmental authority before such shares or securities may be issued upon such conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares or securities to be duly registered or approved, as the case may be. The Company will endeavor to list the shares of Common Stock required to be delivered upon conversion of the Notes prior to such delivery upon the principal national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

Section 12.08. Taxes on Conversion.

         Except as provided in the next sentence, the Company shall pay any and all documentary, stamp or similar issue or transfer taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax or duty which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock or the portion, if any, of the Notes which are not so converted in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 12.09. Conversion After Record Date.

         If any Notes are surrendered for conversion subsequent to the record date preceding an Interest Payment Date but on or prior to such Interest Payment Date (except in the case of any Note or portion thereof which has been called for redemption on a Redemption Date, or is repurchasable on a Repurchase Date, occurring, in either case, between such record date and such Interest Payment
Date), the Holder of such Notes at the close of business on such record date shall be entitled to receive the interest (and Liquidated Damages, if any) payable on such Notes on such Interest Payment Date notwithstanding the conversion thereof. Each Note surrendered for conversion (in whole or part) during the period from the close of business on any record date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of any Note or portion thereof which has been called for redemption on a Redemption Date or which the Holder has elected to have repurchased on a Repurchase Date, occurring, in either case, within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest (and Liquidated Damages, if any) payable on such Interest Payment Date on the Note (or part thereof) being surrendered for conversion. Subject to the provisions of Section 4.01 relating to the payment of Defaulted Interest by the Company, the interest (and Liquidated Damages, if any) payment with respect to a Note
(or portion thereof) called for redemption on a

Redemption Date, or is repurchasable on a Repurchase Date, occurring, in either case, during the period from the close of business on any regular record date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall be payable on such Interest Payment Date to the Holder of such Note at the close of business on such regular record date notwithstanding the conversion of such Note after such regular record date and prior to such Interest Payment Date, and the Holder converting such Note need not include a payment of such interest (and Liquidated Damages, if any) payment amount upon surrender of such Note for conversion. Except as provided in this Section 12.09, no cash payments or adjustments in respect of payments of interest (or Liquidated Damages, if any) on any Note or portio thereof surrendered for conversion or any dividends or distributions on the Common Stock issued upon conversion shall be made upon the conversion of any Note.

Section 12.10. Covenant as to Common Stock.

         The Company agrees that all shares of Common Stock which may be issued and delivered upon conversion of the Notes will, upon issuance, have been duly authorized and validly issued and will be fully paid and nonassessable and, except as provided in Section 12.08, the Company will pay all taxes, liens and charges with respect to the issue thereof. Notwithstanding anything in this
Article 12 to the contrary, Section 180.0622(2)(b) of the Wisconsin Business Corporation Law imposes upon shareholders of Wisconsin corporations personal liability for debts owing to employees for services performed for the corporation, but not exceeding six months service in any one case.

Section 12.11. Company Determination Final.

         Any determination that the Company or the Board of Directors of the Company must make pursuant to this Article is conclusive.

Section 12.12. Rights Issued in Respect of Common Stock Issued Upon Conversion.

         Each share of Common Stock issued upon conversion of Notes pursuant to this Article 12 shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as provided by and subject to the terms of the Rights Agreement as in effect at the time of such conversion. If the Rights are separated from the Common Stock in accordance with the provisions of the Rights Agreement such that the Holders would thereafter not be entitled to receive any such Rights in respect to the Common Stock issuable upon conversion of such Notes, the Conversion Price will be adjusted as provided in Section 12.03.(2) on the Distribution Date; provided that if such Rights expire, terminate or are redeemed by the Company, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if the separation of the Rights and the Common Stock had not occurred. In lieu of any such adjustment, the Company may amend the Rights Agreement to provide that upon conversion of the Notes the Holders will receive, in addition to the Common Stock issuable upon such conversion, the Rights which would have attached to such shares of Common Stock if the Rights had not become separated from the Common Stock pursuant to the provisions of the Rights Agreement.

         Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

         (i)      are deemed to be transferred with such shares of Common Stock,

         (ii)     are not exercisable, and

         (iii)    are also issued in respect of future issuances of Common
                  Stock,

shall not be deemed distributed for purposes of Section 12.03(2) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Price under Section 12.03(2), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and
(2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

Section 12.13. Trustee's Disclaimer.

         The Trustee has no duty to determine when an adjustment under this Article should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for the Company's failure to comply with this Article. Each Conversion Agent other than the Company shall have the same protection under this Section as the Trustee.

Section 12.14. Cancellation of Converted Notes.

         All Notes delivered for conversion shall be delivered to the Trustee or its agent to be cancelled by or at the direction of the Trustee, which shall dispose of the same in accordance with Section 2.11.

                                  ARTICLE 13.
                          MEETINGS OF HOLDERS OF NOTES

Section 13.01. Purposes for Which Meetings May Be Called.

         A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders.

Section 13.02. Manner of Calling Meetings.

         The Trustee may at any time call a meeting of Holders to take any action specified in Section 13.01, to be held at such time and at such place in the City of Chicago, Illinois as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed not less than 20 nor more than 60 days prior to the date fixed for the meeting.

Section 13.03. Call of Meeting by the Company or the Holders.

         In case at any time the Company pursuant to a Board Resolution or the Holders of not less than 10% in aggregate principal amount of the outstanding Notes shall have requested the Trustee to call a meeting of Holders to take any action authorized in Section 13.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or such Holders in the amount above specified may determine the time and place in the City of Chicago, Illinois for such meeting and may call such meeting to take any action authorized in Section 13.01, by mailing (and publishing, if required) notice thereof as provided in
Section 13.02.

Section 13.04. Who May Attend and Vote at Meetings.

         To be entitled to vote at any meeting of Holders, a Person shall be:

                  (a) a Holder of one or more Notes, or

                  (b) a Person appointed by an instrument in writing as proxy by the Holder or Holders of one or more Notes.

         The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 13.05. Regulations May Be Made by Trustee; Conduct of the Meeting;
               Voting Rights - Adjournment.

         Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate. Except as otherwise permitted or required by any such regulations, the holding of Notes shall be proved by the register kept by the Registrar and the appointment of any proxy shall be proved in the manner specified in Section 14.04; provided, however, that such regulations may provide that written instruments appointing proxies regular on their face, may be presumed valid and genuine without the proof herein above or in said Section
14.04 specified. The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 13.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by majority vote of the meeting.

         At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder or proxy. Any meeting of Holders duly called pursuant to the provisions of Section 13.02 or 13.03 may be adjourned from time to time, and the meeting may be held so adjourned without further notice. At any meeting of Holders, the presence of Persons holding or representing Notes in principal amount sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the Persons holding or representing a majority in principal amount of the Notes represented at the meeting may adjourn such meeting with the same effect for all intents and purposes, as though a quorum had been present.

Section 13.06. Manner of Voting at Meetings and Record to Be Kept.

         The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the principal amount or amounts of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 13.02. The record shall show the principal amount or principal amounts of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one copy thereof shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

         Any resolution passed or decisions taken at any meeting of Holders duly held in accordance with this Section shall be binding on all Holders of Notes whether or not present or represented at the meeting. The Trustee shall notify all the Holders of any such resolutions or decisions.

Section 13.07. Exercise of Rights of Trustee and Holders Not to Be Hindered or
               Delayed.

         Nothing contained in this Article 13 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrances or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

                                   ARTICLE 14.
                                  MISCELLANEOUS

Section 14.01. Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.

Section 14.02. Notices.

         Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company and/or any Guarantor:

         Briggs & Stratton Corporation
         12301 West Wirth Street
         Wauwatosa, Wisconsin 53222
         Telephone:  (414) 259-5333
         Fax:  (414) 479-1391
         Attention:  Corporate Secretary

         With a copy to:
         Briggs & Stratton Corporation
         12301 West Wirth Street
         Wauwatosa, Wisconsin 53222
         Telephone:  (414) 259-5333
         Fax:  (414) 479-1391
         Attention:  Corporate General Counsel

         If to the Trustee:
         Bank One, N.A.
         Bank One Plaza
         Suite IL1-0823
         Chicago, IL 60670-0823
         Telecopier No.:  (312) 336-8841
         Attention:  Global Trust Services Division

         The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA ss. 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 14.03. Communication by Holders with Other Holders.

         Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

Section 14.04. Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary pubic or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The ownership of Notes shall be proved by the register kept by the Registrar.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

         (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall be effective pursuant to the provisions of this Indenture not later than six months after the record date.

Section 14.05. Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officer's Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.06) stating that, in the opinion of the signer, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.06) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 14.06. Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss. 314(a)(4)) shall comply with the provisions of TIA ss. 314(e) and shall include:

         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (c) a statement that, in the opinion of such Person, that Person has made such examination or investigation as is necessary to such Person him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 14.07. Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 14.08. No Personal Liability of Directors, Officers, Employees and
               Stockholders.

         No past, present or future director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 14.09. Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 14.10. No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 14.11. Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 10.05.

Section 14.12. Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 14.13. Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

Section 14.14. Table of Contents, Headings, etc.

         The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [SIGNATURES ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the day and year first above written.


                                 BRIGGS & STRATTON CORPORATION


                                 By:      /s/ James E. Brenn
                                      ------------------------------------------
                                          James E. Brenn, Senior Vice President
                                          and Chief Financial Officer


                                 By:       /s/ Carita R. Twinem
                                      ------------------------------------------
                                          Carita R. Twinem, Treasurer


                                        BANK ONE, N.A., as Trustee



                                 By:      /s/ Marla S. Roth
                                      ------------------------------------------
                                          Marla S. Roth
                                          Assistant Vice President

                                                                       EXHIBIT A


--------------------------------------------------------------------------------

                                                            CUSIP/CINS


                 5.00% Convertible Senior Notes due May 15, 2006

No.                                                           $
    ----                                                       -----------------

                          BRIGGS & STRATTON CORPORATION

promises to pay to
                   -------------------------------------------------------------

or registered assigns,

the principal sum of
                    ------------------------------

Dollars on May 15, 2006.

Interest Payment Dates: May 15 and November 15
                        ------     -----------

Record Dates: May 1 and November 1
              -----     ----------

Dated:
      -----------------

                                  BRIGGS & STRATTON CORPORATION

                                  By:
                                          --------------------------------------
                                          Name:
                                          Title:
                                  By:
                                          --------------------------------------
                                          Name:
                                          Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

BANK ONE, N.A.,
   as Trustee

By:
      ------------------------------------------------
                  Authorized Signatory

--------------------------------------------------------------------------------

                          BRIGGS & STRATTON CORPORATION


                 5.00% Convertible Senior Notes due May 15, 2006

[If this is a Global Note, include the following legend pursuant to the provisions of the Indenture]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OR 9.05 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF BRIGGS & STRATTON CORPORATION.

[If this is a Restricted Security, include the following legend pursuant to the Indenture]

THE CONVERTIBLE NOTES EVIDENCED HEREBY AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THESE CONVERTIBLE NOTES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) BY THE INITIAL INVESTOR (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND (B) BY SUBSEQUENT INVESTORS, AS SET FORTH IN (A) ABOVE AND, IN ADDITION, TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

         1. INTEREST AND LIQUIDATED DAMAGES. Briggs & Stratton Corporation, a Wisconsin corporation (the "Company"), promises to pay interest on the principal amount of this Note at 5.00% per annum from May 14, 2001 until maturity and shall pay the Liquidated Damages payable pursuant to Section 8(a) of the Registration Rights Agreement referred to in Paragraph 20 below. The Company will pay interest and Liquidated Damages, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to in Paragraph 2 and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 15, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate that is 1% per annum in excess of the interest rate stated in the first sentence of this paragraph; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except Defaulted Interest) and Liquidated Damages, if any, to the Persons who are registered Holders at the close of business on the May 1 or November 1 next preceding the Interest Payment Date (each, a "record date"), even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to Defaulted Interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         3. PAYING AGENT, CONVERSION AGENT AND REGISTRAR. Initially, Bank One, N.A., the Trustee under the Indenture, will act as Paying Agent, Conversion Agent and Registrar. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holders. The Company or any of its Subsidiaries may act in any such capacity.

         4. INDENTURE. The Company issued the Notes under an Indenture dated May 14, 2001 ("Indenture") between the Company, the Guarantors listed on
Schedule I thereto and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss. 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are unsecured obligations of the Company limited to $140,000,000 aggregate principal amount.

         5. OPTIONAL REDEMPTION. The Notes may be redeemed, at the Company's option, in whole or in part, at any time and from time to time on and after May 15, 2004, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the twelve-month period beginning on the date indicated below, in each case, together with accrued and unpaid interest (and Liquidated Damages, if any) to the Redemption Date:

                Date                               Redemption Price
                ----                               ----------------
                May 15, 2004                                102%
                May 15, 2005                                101%

         Payments due with respect to the Notes on or prior to the Redemption Date will be payable to the Holders of record at the close of business on the relevant record date specified in Paragraph 2, all as provided in the Indenture.

         Except pursuant to the preceding paragraphs, the Notes will not be redeemable at the Company's option prior to maturity.

         6. MANDATORY REDEMPTION. Except as set forth in Paragraph 8 below, the Company shall not be required to make mandatory redemption payments, sinking fund payments or repurchase payments with respect to the Notes.

         7. CONVERSION. Subject to and upon compliance with the provisions of the Indenture, each Holder is entitled, at such Holder's option, at any time following the original issue date of the Notes and on or before the close of business on the Business Day immediately preceding the Stated Maturity of the Notes, or in case this Note or a portion hereof is called for redemption or the Holder hereof has exercised its right to require the Company to repurchase this Note or a portion hereof, then in respect of this Note until but (unless the Company defaults in making the payment due upon redemption or repurchase, as the case may be) not after, the close of business on the Business Day immediately preceding the Redemption Date or the Repurchase Date, as the case may be, to convert this Note (or any portion of the principal amount hereof that is an integral multiple of $1,000, provided that the unconverted portion of such principal amount is at least $1,000) into fully paid and nonassessable shares of Common Stock at an initial Conversion Rate of 20.1846 shares of Common Stock for each $1,000 principal amount of Notes (or at the current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture, including pursuant to Section 12.03(2) thereof)) by surrender of this Note, duly endorsed or assigned to the Company or in blank and, in case such surrender shall be made during the period from close of business on any regular record date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (except if this Note or a portion hereof has been called for redemption on a Redemption Date or is repurchasable on a Repurchase Date and the conversion rights of this Note, or such portion hereof, would terminate during the period between such regular record date and the close of business on such Interest Payment Date), also accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest (and Liquidated Damages, if any) payable on such Interest Payment Date on the principal amount of this Note then being converted, and also the conversion notice hereon duly executed (and, if required, a Surrender Certificate and such other deliveries specified in Section 12.02(e) of the Indenture), to the Company at a Place of Conversion; provided, however, that if this Note or portion hereof has been called for redemption on a Redemption Date or is repurchasable on a Repurchase Date and the conversion rights of this Note, or such portion hereof, would terminate during the period between such regular record date and the close of business on such Interest Payment Date, then the Holder of this Note on such regular record date will be entitled to receive the interest (and Liquidated Damages, if any) accruing hereon from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date and the Holder of this Note who converts this Note or a portion hereof during such period shall not be required to pay such interest (and Liquidated Damages, if any) upon surrender of this Note for conversion. Subject to the provisions of the preceding sentence, and, in the case of conversion after the close of business on the regular record date next preceding an Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder to receive the related installment of interest (and Liquidated Damages, if any) to the extent provided in the Indenture, no cash payment or adjustment in respect of payments of interest (and Liquidated Damages, if any) on this Note or portion hereof is to be made on conversion for interest or Liquidated Damages, if any, accrued hereon from the Interest Payment Date next preceding the day of conversion, or for dividends on the Common Stock issued on conversion hereof. The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock (together with any cash adjustment, as provided in the Indenture) into which this Note is convertible and such delivery will be deemed to satisfy the Company's obligation to pay the principal amount of this Note. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company will pay a cash adjustment as provided in the Indenture.

         The Conversion Rate is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party (other than a consolidation or merger in which the Company is the surviving or continuing entity and that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders, so that this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and property receivable upon such consolidation, merger sale or conveyance by a holder of the number of shares of Common Stock into which this Note could have been converted immediately prior to such consolidation, merger, sale or conveyance (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares). No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least 1% of such rate, provided that any adjustment that would otherwise be made, but for the application of the foregoing, will be carried forward and taken into account in the computation of any subsequent adjustment.

         8. REPURCHASE AT OPTION OF HOLDER. If a Change in Control occurs, each Holder, at the Holder's option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder's Notes for cash equal to 100% of the principal amount of Notes to be repurchased plus, in each case, accrued and unpaid interest and Liquidated Damages, if any, accrued to the Repurchase Date. At the option of the Company, the Repurchase Price may be paid in cash or, subject to the conditions provided in the Indenture, by delivery of shares of Common Stock having a fair market value equal to the Repurchase Price. For purposes of this paragraph, the fair market value of shares of Common Stock shall be determined by the Company and shall be equal to 95% of the average of the Closing Prices Per Share for the five consecutive Trading Days immediately preceding and including the third Trading Day prior to the Repurchase Date. On or before the 30th day after the occurrence of a Change in Control, the Company shall give to each Holder a notice of the occurrence of the Change in Control and of the repurchase right arising as a result thereof, as further specified in the Indenture.

         9. NOTICE OF REDEMPTION. Notice of redemption will be given at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the Redemption Date (assuming the Company has made the payment due upon redemption), interest (and Liquidated Damages, if any) ceases to accrue on Notes or portions thereof called for redemption.

         10. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

         11. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         12. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, and any existing default in compliance with any provision of the Indenture, the Subsidiary Guarantees or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes. Without the consent of any Holder, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented to (i) cure any ambiguity, defect, mistake or inconsistency, (ii) provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) provide for the assumption of the Company's or Guarantors' obligations to Holders in the case of a merger or consolidation or a sale of all or substantially all of the Company's assets, (iv) make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any such Holder, (v) comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA or (vi) allow any Guarantor to execute a supplemental indenture to the Indenture in respect of a Subsidiary Guarantee.

         13. DISCHARGE, LEGAL DEFEASANCE AND COVENANT DEFEASANCE. This Note is subject to legal defeasance and covenant defeasance, and the Indenture is subject to discharge, all as described in the Indenture.

         14. EVENTS OF DEFAULT. If any Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         15. PARTIAL REDEMPTION, REPURCHASE OR CONVERSION. In the event of a redemption, repurchase or conversion of this Note in part only, a new Note or Notes for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof upon cancellation hereof.

         16. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         17. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

         19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

         20. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of May 8, 2001 (the "Registration Rights Agreement"), between the Company and the parties named on the signature pages thereof.

         21. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices relating to redemption and repurchase as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice relating to redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:

Briggs & Stratton Corporation
12301 West Wirth Street
Wauwatosa, Wisconsin 53222
Attention: Corporate Secretary

                                 ASSIGNMENT FORM

       To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:

                                     -------------------------------------------
                                            (Insert assignee's legal name)


--------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint
                        --------------------------------------------------------

to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
     ---------------
                                Your
                                Signature:
                                          --------------------------------------
                                          (Sign exactly as your name appears on
                                          the face of this  Note)


Signature Guarantee*:
                     ------------------------

* Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

                                CONVERSION NOTICE

              The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is $1,000 or an integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is at least $1,000) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or Notes are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all applicable transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934. Any amount required to be paid by the undersigned on account of interest, and Liquidated Damages, if any, accompanies this Note. If this Note is a Restricted Security, the undersigned and each Person, if any, to whom shares of Common Stock are issued upon conversion of this Note (or any portion hereof) acknowledge that such shares of Common Stock will be restricted securities and bear the Private Placement Legend in accordance with the Indenture.

Dated:
      --------------------

                                           -------------------------------------

                                           -------------------------------------
                                           Signature(s)*

If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

         Name:
                  ----------------------------
         Address:
                  ----------------------------

                  ----------------------------

                  ----------------------------

         Social Security or other Identification Number, if any:


                                           -------------------------------------
                                           Signature Guaranteed

If only a portion of the Notes is to be converted, please indicate:

         1.       Principal amount to be converted:  $
                                                      -------------

         2.       Principal amount and denomination of Notes representing
                      unconverted principal amount to be issued: $
                                                                  --------------

($1,000 or any integral multiple of $1,000 in excess thereof, provided that the unconverted portion of such principal amount is at least $1,000).


*NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

                      OPTION OF HOLDER TO ELECT REPURCHASE

              Pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have this Note repurchased by the Company.

              The undersigned hereby directs the Trustee or the Company to pay to the undersigned an amount in cash or, at the Company's election, Common Stock valued as set forth in the Indenture, equal to 100% of the principal amount of this Note to be repurchased (as set forth below), plus interest and Liquidated Damages, if any, accrued to the Repurchase Date, as provided in the Indenture.

Dated:
      ------------------------
                                             -----------------------------------

                                             -----------------------------------
                                             Signature(s)*


                                                   Signature(s) must be
                                                   guaranteed by an Eligible
                                                   Guarantor Institution with
                                                   membership in an approved
                                                   signature guarantee program
                                                   pursuant to Rule 17Ad-15
                                                   under the Securities Exchange
                                                   Act of 1934.


                                             -----------------------------------
                                             Signature Guaranteed

Principal amount of this Note to be repurchased (at least $1,000 or an integral multiple $1,000 in excess thereof):
                                    -------------------------------

If less than all of the principal amount of this Note is to be repurchased:

         Remaining principal amount following such repurchase (not less than $1,000):

         ------------------------------------------

         Serial number of Note to be repurchased in part:

         ------------------------------------------

         Name (and address) of the Person in which the portion of this Note to remain outstanding is to be registered:

         Name:
                   ----------------------------------
         Address:
                   ----------------------------------

                   ----------------------------------

                   ----------------------------------

         Social Security or other Identification Number, if any:

In the event the Repurchase Price is paid in shares of Common Stock, the certificate or certificates of shares of Common Stock should be issued to the following Person(s) (at the following address(es)):

         Name:
                   ----------------------------------
         Address:
                   ----------------------------------

                   ----------------------------------

                   ----------------------------------

         Social Security or other Identification Number, if any:

         Name:
                   ----------------------------------
         Address:
                   ----------------------------------

                   ----------------------------------

                   ----------------------------------

         Social Security or other Identification Number, if any:

*NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:



                                                                          Principal Amount of
                                                                           this Global Note         Signature of
                           Amount of decrease    Amount of increase in      following such       authorized officer
                           in Principal Amount      Principal Amount           decrease             of Trustee or
    Date of Exchange       of this Global Note    of this Global Note        (or increase)         Note Custodian
    ----------------       -------------------    -------------------        -------------         --------------



                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Briggs & Stratton Corporation
12301 West Wirth Street
Wauwatosa, Wisconsin 53222
Attention:  Corporate Secretary

Bank One, N.A.
1 Bank One Plaza, Suite IL1-0814
Chicago, IL 60670-0814
Attention:  Global Corporate Trust Services Division

         Re: 5.00% Convertible Senior Notes due May 15, 2006

         Reference is hereby made to the Indenture, dated as of May 14, 2001 (the "Indenture"), by and among Briggs & Stratton Corporation, as issuer (the "Company"), the Guarantors listed on Schedule I thereto and Bank One, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Note[s]or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and /or the Definitive Note and in the Indenture and the Securities Act.

         2. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. |_| CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one) :

                   (a) |_| such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                   (b) |_| such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                   (c) |_| such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                   (d) |_| such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by a certificate executed by the Transferee in the form of Exhibit D to the Indenture. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

         4. |_| CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.


         (a) |_| CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) |_| CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c) |_| CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                      ------------------------------------------
                                                [Insert Name of Transferor]

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

         Dated:
               -----------------------

                       ANNEX A TO CERTIFICATE OF TRANSFER

         1.   The Transferor owns and proposes to transfer the following:

                                        [CHECK ONE OF (a) OR (b)]

                   (a) |_| a beneficial interest in the 144A Global Note (CUSIP 109043AD1).

                   (b) |_|  a Restricted Definitive Note.

         2.   After the Transfer the Transferee will hold:

                                             [CHECK ONE]

                   (a) |_|  a beneficial interest in the:

                       (i)  |_| 144A Global Note (CUSIP 109043AD1), or

                       (ii) |_| Unrestricted Global Note (CUSIP 109043AD1); or

                   (b) |_|  a Restricted Definitive Note; or

                   (c) |_|  an Unrestricted Definitive Note,

                   in accordance with the terms of the Indenture.

                                                                       EXHIBIT C


                         FORM OF CERTIFICATE OF EXCHANGE

Briggs & Stratton Corporation
12301 West Wirth Street
Wauwatosa, Wisconsin 53222
Attention:  Corporate Secretary

Bank One, N.A.
1 Bank One Plaza, Suite IL1-0814
Chicago, IL 60670-0814
Attention:  Global Corporate Trust Services Division

         Re: 5.00% Convertible Senior Notes due May 15, 2006

                                (CUSIP 109043AD1)

         Reference is hereby made to the Indenture, dated as of May 14, 2001 (the "Indenture"), by and among Briggs & Stratton Corporation, as issuer (the "Company"), the Guarantors listed on Schedule I thereto and Bank One, N.A., as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE

         (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner' as Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

         (a) |_| CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner' as beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) |_| CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the 144A Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                       -----------------------------------------
                                                [Insert Name of Transferor]
                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:
         Dated:
               -----------------------

                                                                       EXHIBIT D


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Briggs & Stratton Corporation
12301 West Wirth Street
Wauwatosa, Wisconsin 53222
Attention: Corporate Secretary

Bank One, N.A.
1 Bank One Plaza, Suite IL1-0814
Chicago, IL 60670-0814
Attention:  Global Corporate Trust Services Division

         Re: 5.00% Convertible Senior Notes due May 15, 2006

         Reference is hereby made to the Indenture, dated as of May 14, 2001 (the "Indenture"), by and among Briggs & Stratton Corporation, as Issuer (the "Company"), the Guarantors listed on Schedule I thereto and Bank One, N.A., as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a) |_|   a beneficial interest in a Global Note, or

         (b) |_|   a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes and any Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein and any Common Stock issuable upon conversion of the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein and any Common Stock issuable upon conversion of the Notes, we will do so only (A) to the Company or any Subsidiary thereof, (B) to a person who we reasonably believe is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act purchasing for its own account or for the account of a "qualified institutional buyer" in a transaction meeting the requirements of Rule 144A, (C) in an "offshore transaction" (as such term is defined in Rule 902 of Regulation S under the Securities Act) complying with Rule 903 or Rule 904 of Regulation S under the Securities Act, (C) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder, (E) pursuant to an effective registration statement under the Securities Act, or (F) to an institutional "accredited investor" (as defined below) in a transaction exempt from the registration requirements of the Securities Act, in each case, in accordance with all applicable securities laws of the states of the United States, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein or of any Common Stock issuable upon conversion of the Notes, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us or any Common Stock issuable upon conversion of such Notes will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a) (1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       -----------------------------------------
                                         [Insert Name of Accredited Investor]

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:
        Dated:
              ------------------------

                                                                       EXHIBIT E


                         [FORM OF NOTATION OF GUARANTEE]

         For value received, each Guarantor (which term includes any successor Person required under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 14, 2001 (the "Indenture") by and among Briggs & Stratton Corporation (the "Company"), the Guarantors listed on
Schedule I thereto and Bank One, N.A., as Trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption, repurchase or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest and Liquidated Damages, if any, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee. Each Holder of a Note, by accepting the same, agrees to and shall be bound by such provisions.

                                                 [NAME OF GUARANTOR(S)]

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:
        Dated:
              -------------------------

                                                                       EXHIBIT F


                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of Briggs & Stratton Corporation (or its permitted successor), a Wisconsin corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Bank One, N.A., as Trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of May 14, 2001, providing for the issuance of an aggregate principal amount of up to $140,000,000 of 5.00% Convertible Senior Notes due May 15, 2006 (the "Notes");

         WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

              (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

                   (i) the principal of, premium and Liquidated Damages, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption, repurchase or otherwise, and interest on the overdue principal of, interest and Liquidated Damages on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                   (ii) in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise, subject to the limitations set forth in the Indenture. Failing payment when due of any amount so guaranteed or any performance so


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

              guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

              (b) The Obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

              (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

              (d) This Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all Obligations of a Guarantor under the Indenture.

              (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

              (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any Obligations guaranteed hereby until payment in full of all Obligations guaranteed hereby.

              (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and
         (ii) in the event of any declaration of acceleration of such Obligations as provided in Article 6 of the Indenture, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee (subject to any subsequent rescission or cancellation of any acceleration in accordance with Section 6.02 of the Indenture).

              (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

              (i) Pursuant to Section 10.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under Article 10 of the Indenture, this new Subsidiary Guarantee shall be limited to the maximum amount permissible such that the Obligations of such Guarantor under this Subsidiary Guarantee will not constitute a fraudulent transfer or conveyance.



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

         3. EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that its Subsidiary Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

         4.   GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

              (a) Except as otherwise provided in Section 5 below, the Guaranteeing Subsidiary may not (i) consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets in one or more related transactions to another Person unless:

                   (i) subject to Section 5 below, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) or the Person acquiring the assets in any such sale, assignment, transfer, lease, conveyance or other disposition unconditionally assumes all the Obligations of such Guarantor under the Notes, the Indenture, the Subsidiary Guarantee and the Registration Rights Agreement, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, on the terms set forth herein or therein; and

                   (ii) immediately after giving effect to such transaction, no
              Default or Event of Default exists.

              (b) In case of any such consolidation, merger, sale, assignment, transfer, lease or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

              (c) Except as set forth in Article 5 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale, assignment, transfer, lease or conveyance of all or substantially all of the assets of a Guarantor to the Company or another Guarantor.

         5.   RELEASES.

              (a) In the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or (ii) a sale or other disposition of all the Capital Stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Significant Domestic Subsidiary of the Company, then such Guarantor (in the case of clause (ii)) or the Person acquiring the assets (in the case of clause (i)) will be released and relieved of any Obligations under its Subsidiary Guarantee. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to


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

         the effect that such sale or other disposition was made in accordance with the provisions of the Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its Obligations under its Subsidiary Guarantee.

              (b) Any Guarantor not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, premium and Liquidated Damages, if any, and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 10 of the Indenture.

         6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or other agent of the Guaranteeing Subsidiary, as such, shall have any liability for any Obligations of the Company or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

         Dated: _______________, ____

                                       [GUARANTEEING SUBSIDIARY]

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       BRIGGS & STRATTON CORPORATION

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       [EXISTING GUARANTORS]

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

                                       BANK ONE, N.A.,
                                         as Trustee

                                       By:
                                          --------------------------------------
                                             Authorized Signatory



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


                                                                       EXHIBIT G

         In connection with the certification contemplated by Section 12.02 of the Indenture relating to compliance with certain restrictions relating to transfers of Restricted Notes, such certification shall be provided substantially in the form of the following certificate, with only such changes thereto as shall be approved by the Company and the Trustee:



                              SURRENDER CERTIFICATE

                          BRIGGS & STRATTON CORPORATION

                 5.00% Convertible Senior Notes due May 15, 2006

         This is to certify that as of the date hereof with respect to $________ principal amount of the above-captioned securities surrendered on the date hereof (the "Surrendered Securities") for conversion where the shares of Common Stock issuable upon such conversion are to be registered in a name other than that of the undersigned Holder (each such transaction being a "transfer"), the undersigned Holder (as defined in the Indenture) certifies that the transfer of Surrendered Securities associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:



_____ The transfer of Surrendered Securities complies with Rule 144 under the United States Securities Act of 1933, as amended (the "Securities Act");

_____ The transfer of Surrendered Securities complies with Rule 144A under the Securities Act;

_____ The transfer of Surrendered Securities complies with Rule 903 or Rule 904 of Regulation S under the Securities Act; or

_____ The transfer of Surrendered Securities has been made to an institution that is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act in a transaction exempt from the registration requirements of the Securities Act.


Dated: _________________________________         [NAME OF HOLDER]
      (To be dated the date of surrender)


                                                 -------------------------------


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

                                   SCHEDULE I

                             SCHEDULE OF GUARANTORS

         The following schedule lists each Guarantor under the Indenture as of the original issue date:



                                      NONE


                                      S-1